Page 19 of 107 Pages

                                   EXHIBIT M

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                                                            Page 20 of 107 Pages

                            SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT, by and between Geotek Communications, Inc., a Delaware corporation (the "Company"), and the subscriber whose name and signature appear on the signature page hereof ("Subscriber") is made as of June __, 1996.

      In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                       ARTICLE 1. Subscription for Units

      1.1 Subscription. Subscriber hereby subscribes for such number of units ("Units") as set forth above such Subscriber's name on the signature page hereof (the "Subscription"). Each Unit consisting of (i) one (1) share (the "Preferred Shares") of the Company's Series N Cumulative Convertible Preferred Stock, $.01 par value per share ("Series N Preferred Stock") and (ii) a warrant ("Warrant") to purchase thirty (30) shares of the Company's common stock, par value $.01 per share ("Common Stock"). The Subscriber understands that the subscription price is one thousand dollars ($1000.00) per Unit. A description of the designations, powers, preferences and rights of the Series N Preferred Stock is set forth in the Certificate of Designation of the Series N Preferred Stock, a copy of which is attached hereto as Exhibit A (the "Certificate of Designation"). The terms of the Warrant are set forth in the form of Warrant attached hereto as Exhibit B.

      1.2 Payment of Capital Contribution. On the Closing Date (as defined herein), the Subscriber shall deliver, by certified check or wire transfer, the amount of one thousand dollars ($1000.00) per Unit subscribed, being the Subscriber's full Subscription hereunder as set forth on the signature page hereof, and the Company shall deliver to the Subscriber a certificate representing the number of Preferred Shares and such number of Warrants subscribed to and accepted pursuant hereto.

      1.3 Conditions to Acceptance of Subscription. The Subscriber acknowledges that the Company is offering (the "Offering") for sale from time to time, solely to "accredited investors" (as defined herein), a minimum of forty-five thousand (45,000) Units and a maximum of fifty-five thousand (55,000) Units to be subscribed for on or prior to June 15, 1996, at the subscription price of one thousand dollars ($1000.00) per Unit. Purchasers of Units in the Offering are referred to herein as "Investors."

      1.4 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Units (the "Closing") shall take place at the offices



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                                                        Page 21 of 107 Pages

of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102 at 10:00 A.M., on June 20, 1996 (the "Closing Date") or at such other place and time and date as may be mutually agreed; provided, however, that in the event a subscriber in the Offering is required to file a premerger notification under the HSR Act (as defined herein), the Closing Date shall be extended to the third business day following the expiration or earlier termination of the waiting period with respect to such filing.

           ARTICLE 2. Representations and Agreements of the Subscriber

      2.1 Receipt of Materials. The Subscriber hereby acknowledges receipt of copies of the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (excluding exhibits), (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, (iii) proxy statement (as supplemented, the "Proxy Statement") relating to the Company's 1996 annual meeting of stockholders, (iv) all Current Reports on Form 8-K filed since December 31, 1995 and (v) registration statement on Form S-3 (Reg. No. 333-02849) (the "S-3") filed with the Securities and Exchange Commission (the "SEC") on April 25, 1996. All such documents being referred to herein as the "Materials".

      2.2 Agreement Not To Sell Securities. The Subscriber hereby acknowledges, understands and agrees that:

            (a) Except as provided in Article 4 hereof, the Units, Preferred Shares, Warrants and shares of Common Stock issuable (A) upon conversion of, and as a dividend on, the Preferred Shares in accordance with the provisions of the Certificate of Designation (collectively, the "Conversion Shares") and (B) upon exercise of the Warrants in accordance with the terms and provisions of the Warrants (the "Warrant Shares" and collectively with the Conversion Shares, the "Common Shares" and collectively with the Units, Preferred Shares and Warrants, the "Securities") have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless
(X) subsequently registered thereunder, or (Y) the Subscriber shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (Z) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule).

            (b) The Preferred Shares, Warrants and, until such time as the Common Shares have been sold pursuant to a registration statement pursuant to the Securities Act or otherwise sold by Subscriber pursuant to Rule 144 under the Securities Act (or any successor rule thereto), the certificates for the Common Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

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                                                        Page 22 of 107 Pages

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."


      2.3 Acknowledgments. The Subscriber hereby acknowledges, understands and agrees that:

            (a) No Federal or state agency has made any findings or determination as to the fairness of the Offering of the Units for public investment, or any recommendation or endorsement of the Units. The Subscriber acknowledges that the Units are being purchased for its own account, not as a nominee or agent, for investment and not for distribution or resale of any part thereof to others. The Subscriber acknowledges that the Company has made available at a reasonable time prior to its investment the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to evaluate an investment in the Company or to verify the accuracy of the information set forth in the Materials.

            (b) None of the Securities have been registered under the Securities Act and the Subscriber must bear the economic risk of the investment indefinitely (subject to the rights set forth in Article 4 hereof) because none of the Securities may be sold except in accordance with Section 2.2 above and
Article 4 hereof.

            (c) The Securities are subject to the particular investment restrictions and conditions established by various states and the Subscriber shall comply with the restrictions and conditions which are applicable in the Subscriber's state of residence.

            (d) Arnhold and S. Bleichroeder, Inc. (the "Placement Agent") has acted as placement agent on behalf of the Company with respect to the Offering. As compensation for its services, the Company has agreed to pay the Placement Agent a fee equal to three percent (3.0%) of the gross proceeds of the Offering, payable upon consummation of the Offering.

      2.4 Representation and Warranties. Subscriber hereby further severally represents and warrants that:

            (a) The Subscriber understands that there is no established market for the Preferred Shares or Warrants and that no public market for the Preferred

Shares or Warrants is currently foreseeable.

                                                        Page 23 of 107 Pages

            (b) The Subscriber is acquiring the Units for its own account for investment purposes only and not with a view to the resale or distribution thereof.

            (c) The Subscriber has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Units, except in accordance with the provisions of this Subscription Agreement, the Certificate of Designation or the Warrants, as applicable, as long as such documents remain in effect.

            (d) The Subscriber is acquiring the Units without having relied upon any offering literature or prospectus other than the Materials. The Subscriber has such knowledge and experience in financial, business and tax matters that the Subscriber is capable of evaluating the merits and risks relating to the Subscriber's investment in the Securities and making an investment decision with respect to the Company.

            (e) To the full satisfaction of the Subscriber, the Subscriber has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Securities.

            (f) The Subscriber has adequately analyzed the risks of an investment in the Securities and it has determined that the Securities are a suitable investment for the Subscriber and that the Subscriber is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company.

            (g) The Subscriber is aware that there are substantial risks attendant to an investment in the Securities, including those summarized under "Risk Factors" in the S-3.

            (h) The Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act as presently in effect and is purchasing the Securities for its own account. The Subscriber has not been formed for the specific purpose of acquiring the Securities.

            (i) The Subscriber understands that the Units, Preferred Shares and Warrants are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order

                                                        Page 24 of 107 Pages
to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units, Preferred Shares and Warrants. Subscriber hereby agrees to indemnify and hold harmless the Company, the Placement Agent and all Persons deemed to be in control of any of the foregoing from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against the Company) incurred or suffered by the Company out of the inaccuracy of any of the representations or warranties made by the Subscriber in this Article 2. All such representations shall survive the delivery of the Materials and the purchase by the Subscriber of any Securities until the second anniversary of the Closing Date. The Company shall give prompt written notice to the Subscriber of the assertion of any claim for which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor, together with any supporting information reasonably requested by the Subscriber, and the amount of the damage, loss, liability or expense. If any amount is due by the Subscriber to the Company pursuant to this paragraph, the Subscriber will make such payment not later than 60 days after receipt by the Subscriber of notice of the amount due.

            The foregoing representations and warranties and all other information which the Subscriber has provided to the Company concerning itself and its financial condition are true and accurate as of the date hereof and shall be true and accurate as of the date of Closing. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the Closing, the Subscriber will give written notice of such fact to the Company specifying which representations, warranties or information are not true and accurate and the reasons therefor.

      2.5 Transferability. Without the Company's consent, the Subscriber agrees not to transfer or assign this Subscription Agreement or any interest herein and not to sell or assign the Securities except in accordance with all applicable laws.

      2.6 Execution Authorized. If this Subscription Agreement is executed on behalf of a corporation, partnership, trust or other entity, the execution of this Subscription Agreement in connection with the purchase of the Units has been duly authorized, and this Subscription Agreement is binding upon such corporation, partnership, trust or other entity.

      2.7 HSR Act Compliance. For purposes of complying with any applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Subscriber or the Company (as the case may be) agrees to provide promptly to the other, upon the other's written request, all reasonable requested information regarding itself which is necessary for the

                                                        Page 25 of 107 Pages
requesting party to file any notifications or other information with the United States Justice Department or Federal Trade Commission pursuant to the HSR Act. In the event Subscriber is required to file a premerger notification under the HSR Act with respect to the transactions contemplated hereby, the Subscriber and the Company shall promptly prepare and make all such required filings and shall request early termination of the waiting period with respect thereto.


            ARTICLE 3. Representations and Warranties of the Company

       The Company hereby represents and warrants to Subscriber that, as of the date hereof and as of the Closing Date, except as set forth in the Schedule of Exceptions attached hereto as Schedule 1 (the "Schedule of Exceptions"):

      3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Subscription Agreement and the Warrant and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has or would be reasonably expected to have a Material Adverse Effect (as defined below). The term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition or prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

      3.2 Subsidiaries. The Schedule of Exceptions sets forth each Person in which the Company directly or indirectly owns any of the capital stock or any partnership or other ownership interest (the "Subsidiaries"). Other than as set forth on the Schedule of Exceptions, there are no outstanding preemptive rights, conversion rights, options, warrants or other rights or agreements for the purchase or acquisition of any shares of the Subsidiaries. The Subsidiaries were duly organized and are validly existing and in good standing under the laws of the jurisdiction of their organization. The Subsidiaries have not qualified to do business as foreign corporations in any jurisdiction, and such qualification is not presently required in any jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

      3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 135,000,000 shares of Common Stock of which 57,933,433 shares were issued and outstanding, 4,145,136 shares were reserved for issuance pursuant to the Company's stock option plans and 48,171,535 other shares were reserved for issuance pursuant to securities (other than the

                                                            Page 26 of 107 Pages
Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock as of June 10, 1996 and (ii) 4,000,000 authorized shares of preferred stock, $.01 par value per share ("Preferred Stock"), of which an aggregate of 1,508,573.5 shares were issued and outstanding as of the date hereof, consisting of 444,445 shares of Series H Cumulative Convertible Preferred Stock which is convertible into 4,444,450 shares of Common Stock, 20 shares of Series I Cumulative Convertible Preferred Stock which is convertible into 851,064 shares of Common Stock, 20 shares of Series K Cumulative Convertible Preferred Stock which is convertible into 851,050 shares of Common Stock, 1,062,926 shares of Series L Cumulative Convertible Preferred Stock which is convertible into 1,062,926 shares of Common Stock and 1,162.5 shares of Series M Cumulative Convertible Preferred Stock which is convertible into 1,223,684 shares of Common Stock (the amount of Common Stock set forth above into which the shares of Preferred Stock are convertible assumes that at the time of conversion of such Preferred Stock there are no accrued or unpaid dividends thereon). In addition, pursuant to waivers granted by certain stockholders of the Company, as of May 14, 1996, the Company had not reserved for issuance an aggregate of 11,646,026 shares of Common Stock issuable in connection with four unrelated transactions set forth under "Proposal II" in the Proxy Statement. Upon the effective date of the amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of Common Stock to 135,000,000 (the "Amendment"), the Company reserved all such 11,646,026 shares of Common Stock for issuance.

Except as set forth on the Schedule of Exceptions, since April 4, 1996 the Company has not issued any Common Stock or any securities exercisable for, convertible into or exchangeable for any shares of Common Stock.

            Except as set forth on the Schedule of Exceptions, there were, and on the Closing Date there will be, no other outstanding preemptive rights, conversion rights, options, warrants or other rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

      3.4 Authorization.(i) All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the Warrants and the performance of all obligations of the Company under this Agreement and the Warrants has been taken and (ii) all corporate action on the part of the Company necessary for the authorization, issuance (and reservation for issuance) and delivery of the (A) Preferred Shares on the terms set forth in the Certificate of Designation, (B) the Warrants and (C) the Common Shares will have been taken as of the Closing. This Agreement and the Warrants issuable hereunder constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

      3.5 Valid Issuance of Preferred Shares and Common Shares; Reservation of Shares. When issued and paid for pursuant hereto, the Preferred Shares will be

                                                            Page 27 of 107 Pages
duly and validly issued, fully paid and nonassessable. Upon issuance, the Common Shares shall be duly authorized and, upon conversion of, or issuance as a dividend on, the Preferred Shares and upon the proper exercise of the Warrants, as applicable, the Common Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens (imposed through the actions or failure to act of the Company) and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable.

            The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for (i) the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and for the payment of dividends payable thereon for the following year at the then current Market Price (as defined in the Certificate of Designation), (ii) the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based on the exercise price of the Warrants in effect from time to time) and (iii) the payment of dividends payable on the Company's Series I Cumulative Convertible Preferred Stock, Series K Cumulative Convertible Preferred Stock and Series L Cumulative Convertible Preferred Stock for the following year at the then current market price (as determined in the respective Certificates of Designation for such preferred stock) so as to ensure the Company's ability to pay dividends on the Series N Preferred Stock (subject to the limitations contained in Section 170 of the Delaware General Corporate Law ("DGCL")). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares and for the payment of dividends thereon and the full exercise of the Warrants without the consent of holders of Series N Preferred Stock and Warrants entitling them to purchase a majority of the shares of Common Stock issuable upon conversion and exercise thereof.

      3.6 Organizational Documents and Corporate Records. The Company has heretofore made available to Subscriber true and complete copies of the Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. The minute books of the Company, which have been made available to Subscriber for inspection, contain true and complete records of all meetings (other than the minutes for the meetings at which the transactions contemplated hereby were considered for which minutes have not been finalized) and consents in lieu of meeting of the Board of Directors and the stockholders of the Company since January 1, 1992.

      3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, including without limitation the Federal Communications

                                                            Page 28 of 107 Pages
Commission, on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, the Certificate of Designation and the Warrant, except for (i) the applicable pre-merger notification requirements, if any, of the HSR Act, and
(ii) where the failure to comply with any such requirement would not have a Material Adverse Effect.

      3.8 Litigation. There is no action, suit, claim, proceeding or investigation (collectively, a "Claim") pending or, to the Company's knowledge, threatened against the Company or its Subsidiaries or any of their respective properties which (i) questions the validity of this Agreement, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, (ii) relates to the Company's capital structure or (iii) individually or in the aggregate would have a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no Claims pending or, to the knowledge of the Company, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or its Subsidiaries, or the heirs, executors or administrators of such director or officer, against the Company or its Subsidiaries.

      3.9 Compliance with Laws. Neither the Company nor any of its Subsidiaries is or has been in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively "Laws"), of any government or political subdivision thereof, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") including, without limitation, laws and regulations relating to the communications industry and environmental laws, which violations either individually or in the aggregate would have a Material Adverse Effect. The Company has not received any written notice that any such violation has been alleged.

      3.10 Conflicting instruments. The execution and delivery of this Agreement and the Warrant does not, and the consummation of the transactions contemplated hereby in compliance with the terms hereof (including the full performance and compliance by the Company of all the terms of the Series N Preferred Stock) will not as of the date hereof and the Closing Date: (i) conflict with or result in any violation of the laws of its jurisdiction of incorporation or other applicable statutory requirements, or any provision of its articles of association or other applicable organizational documents, (ii) conflict with, result in a violation or breach of, or constitute a default (or give rise to any right of termination, revocation, cancellation or acceleration)

                                                            Page 29 of 107 Pages
under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which it is a party or by which it is bound, or by or to which any of its properties or assets may be bound or subject, (iii) result in the creation or imposition of a lien on any properties or assets owned or leased and operated by the Company or any of its Subsidiaries, (iv) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, rule or regulation applicable to it or any of its property or assets, or (v) violate or result in the revocation or suspension of any Permit (as defined in Section 3.14 herein) held by the Company or any of its Subsidiaries.

      3.11 Registration Rights. Except as provided in Article 4 of this Agreement or as described in the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights under any applicable securities laws to any individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each, a "Person").

      3.12 Intangible Property. The Schedule of Exceptions sets forth a list of all patents, trademarks, copyrights, service marks and trade names owned by the Company or its Subsidiaries, and all permits, grants and licenses or other rights running to or from the Company or its Subsidiaries relating to any of the foregoing. The Company and its Subsidiaries have the right to use (to the Company's knowledge, free and clear of any claims or rights of others) all trade secrets, know-how, processes, technology, blue prints and designs utilized in or incident to their businesses as presently conducted ("Trade Secrets") together with the intangible property listed on Exhibit 3.12, the "Intangible Property"). The Company and its Subsidiaries have taken such action as was reasonably necessary to ensure that they have not infringed any patent, copyright, trademark, trade name or other intangible rights of any other Person. Neither the Company nor its Subsidiaries has received any written communication alleging that it has infringed any patent, copyright, trademark, trade name or other intangible rights of any other Person, and no proceedings in connection therewith have been instituted or are pending. All Trade Secrets are protected against the use of such Trade Secrets by other Persons to an extent and in a manner customary in the industries in which the Company and its Subsidiaries operate. There is no present or, to the knowledge of the Company, threatened use or encroachment of any Trade Secret. The Company knows of no material violation or infringement by others of the rights of the Company or its Subsidiaries with respect to any Intangible Property.

      3.13 Tax Matters.

            (a) The Company and its Subsidiaries have paid all taxes (including, without limitation, to the extent that such taxes exist and are applicable, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or

                                                            Page 30 of 107 Pages
not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto (hereinafter "Taxes" or individually, a "Tax"), required to be paid by any of them through the date hereof and shall timely pay all Taxes required (under the law and procedures of the applicable taxing jurisdiction) to be paid by any of them before the Closing (except to the extent such Taxes are reserved for on the combined balance sheet of the Company and its Subsidiaries as of December 31, 1995 and with respect to Taxes accruing after the date of such balance sheet that are similar in nature and amount to those shown in such balance sheet). Neither the Company nor any Subsidiary has any liability for Taxes subsequent to the date of its most recent applicable tax return other than as arise in the ordinary course of business and consistent with past practice.

            (b) The Company and its Subsidiaries have timely filed all reports, declarations, statements or other reports with respect to Taxes ("Tax Returns") required to be filed through the date hereof taking into account any extensions permitted by law or practice.

            (c) With respect to all Tax Returns of the Company and its Subsidiaries, no extension of time is in force with respect to any date on which Tax Return was or is to be filed, and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

            (d) There are no ongoing, pending or, to the Company's knowledge, threatened Tax audits, investigations or reviews of the Company or its Subsidiaries.

      3.14 Permits. The Company and its Subsidiaries have all licenses, permits, orders or approvals of, and have made all required registrations with, all state and federal government bodies that are material to the conduct of the business of the Company or its Subsidiaries (collectively, "Permits"), including, without limitation, all Permits relating to compliance with any environment laws, except where the failure to have such Permits would not, individually or in the aggregate, have a Material Adverse Effect. All such Permits are in full force and effect and neither the Company nor its Subsidiaries have violated any of the terms thereof except where the failure to keep such permits in full force and effect or where such violations would not, individually or in the aggregate, have a Material Adverse Effect.

      3.15 Environmental Matters. (a) The operations of the Company and its Subsidiaries comply and have complied with all applicable environmental laws except where the failure to comply would not have a Material Adverse Effect; (b) the Company and its Subsidiaries have obtained all material environmental, health and safety permits, licenses and approvals necessary for its operations, all such permits, licenses and approvals are in effect, no appeal is pending therefrom and no action to revoke the same is pending, and the Company and each Subsidiary are in compliance with all material terms and conditions thereof; and
(c) there has not been a release into the environment of a hazardous substance in, on or under any real property, asset or facility currently or previously owned, leased or operated by the Company or its Subsidiaries.




                                                            Page 31 of 107 Pages
                                      -10-

      3.16 SEC Filings; Financial Statements. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1994, and has heretofore made available to each Subscriber, in the form filed with the SEC (excluding any exhibits thereto) each of the Materials. The Materials were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and did not at the time they were filed and as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any notes thereto), contained in the Materials filed by the Company was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows and change in stockholders' equity of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount). Except and to the extent set forth in the Materials filed with the SEC prior to the date of this Agreement, the Company and its Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

      3.17 Changes. Other than as set forth in the Schedule of Exceptions, since March 31, 1996, there has not been, with respect to the Company or any of its
Subsidiaries:

            (a) any agreement (whether in principle or definitive) to issue any equity or debt security;

            (b) any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect;

            (c) any waiver by the Company or any of its Subsidiaries of a valuable right or of a debt owed to it which could reasonably be expected to have a Material Adverse Effect;

            (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and which could not reasonably be expected to

                                                            Page 32 of 107 Pages
have a Material Adverse Effect;

            (e) any change or amendment to a material contract or arrangement by or to which the Company or any of its Subsidiaries or any of their respective assets or properties are bound or subject which could reasonably be expected to have a Material Adverse Effect;

            (f) any change by the Company in its accounting methods, principles or priorities;

            (g) any material agreement entered into by the Company or any of its Subsidiaries;

            (h) any sale, abandonment or other disposition of any of its properties or assets except for inventory and equipment sold in the ordinary course of business and the disposition of obsolete properties and assets;

            (i) to the knowledge of the Company, any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect; or

            (j) any declaration of dividends on the Common Stock.

            Notwithstanding the above, the Company shall provide written notice to Subscriber of any material change to the Company's business, operations or financial condition which occurs prior to the Closing Date.

      3.18  [Intentionally Omitted]

      3.19 Conflicts. The entering into the Subscription Agreement and the Warrant and the filing with the Secretary of State of the State of Delaware of the Certificate of Designation will not conflict with (i) the Company's Restated Certificate of Incorporation or Bylaws, or (ii) any material indenture, note, bond, debt, or other material agreement to which the Company is bound or its property is subject.

      3.20 Use of Proceeds. The proceeds from the Offering will be used by the Company for general corporate purposes (including, without limitation, working capital and dividend and interest obligations), capital expenditures in connection with its wireless communications systems in the United States and international markets, and pursuit of United States and international wireless communications opportunities.

                         ARTICLE 4. Registration Rights


                                                            Page 33 of 107 Pages
      4.1 Definitions. For purposes of this Article 4:

            (a) The term "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

            (b) The term "Registrable Securities" means the Common Shares and any shares of Common Stock or other securities subsequently issued with respect to such Common Shares (by stock split, stock dividend or otherwise); and

            (c) The term "Holder" means any Person owning or having the right to acquire Registrable Securities.

      4.2 Registration.

            (a) The Company shall use its good faith best efforts to cause a registration statement ("Registration Statement") under the Securities Act with respect to all of the Registrable Securities to become effective on or before September 30, 1996 (the "Registration Date").

                  (i) If the Company fails to cause the Registration Statement to become effective on or before the Registration Date, then, upon each Dividend Payment Date (as defined in the Certificate of Designation) following the Registration Date, the Company shall make a cash payment to each holder of Registrable Securities in an amount equal to the Stated Value of the Preferred Shares held by such holder multiplied by the Registration Default Rate (as defined below) for the period beginning on the day following the later of the Registration Date and the immediately preceding Dividend Payment Date (if any) and ending on the Dividend Payment Date upon which such payment is being made. No payments shall be made hereunder to a holder of Registrable Securities with respect to any period of time following either the date the Registration Statement becomes effective or the expiration of the Effectiveness Period (as defined herein).

                  (ii) If the Registration Statement is declared effective and thereafter ceases to be effective or thereafter the prospectus which is a part thereof cannot be used (other than because of an action or failure to act on the part of a Holder) for a period of more than 60 consecutive days (the sixtieth day in any such period is referred to herein as the "Suspension Date"), then, upon each Dividend Payment Date following the Suspension Date, the Company shall make a cash payment to each holder of Registrable Securities in an amount equal to the Stated Value of the Preferred Shares held by such holder multiplied by the Registration Default Rate for the period beginning on the day following the later of the Suspension Date and the immediately preceding Dividend Payment Date

                                                            Page 34 of 107 Pages
and ending on the Dividend Payment Date upon which such payment is being made. No payments shall be made hereunder to a holder of Registrable Securities with respect to any period of time following either the date the Registration Statement may then be used to sell Registrable Securities or the expiration of the Effectiveness Period.

                  (iii) For purposes of this Section 4, "Registration Default Rate" shall mean 0.50% per annum for the first 90 day period immediately following the Registration Date (in the case of a failure under clause (i) of this Section 4.2(a)) or the first 60 day period immediately following the Suspension Date (in the case of a suspension under clause (ii) of this Section 4.2(a)) and shall increase by an additional 0.25% per annum at the beginning of each subsequent 90 day period in the case of a failure under clause (i) or at the beginning of each subsequent 60 day period in the case of a suspension under clause (ii); provided, however, that in no event shall the Registration Default Rate exceed 1.0%.

                  (iv) All payments required to be made to holders of Registrable Securities under this Section 4.2(a) shall be in addition to any dividends to which such holder is otherwise entitled under the Certificate of Designation.

            (b) Neither the Company nor any other Person other than the Holders shall be entitled to include shares in a registration made under Section 4.2(a) without the prior written consent of the Holders of a majority of the Registrable Securities included in such registration. Notwithstanding the foregoing, the Company may include in such registration securities held by third parties which are subject to registration rights granted by the Company on or prior to May 28, 1996.

            (c) If (but without any obligation to do so) the Company proposes at any time to register any shares of its capital stock or other securities under the Securities Act for itself or for other stockholders of the Company (other than a registration relating solely to the sale of securities to participants in a stock plan of the Company, or a registration on any form which does not include substantially the same information, other than information related to the selling shareholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Registrable Securities), which registration shall involve an underwritten offering, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 4.2(d), cause to be registered under the Securities Act, and to be included in such underwritten offering, all of the Registrable Securities then outstanding which each such Holder has requested to be so

                                                            Page 35 of 107 Pages
registered. The right of a Holder to have Registrable Securities then outstanding included in registrations contemplated by this Section 4.2(c) (i) shall continue for a period of three years from the date of the Closing and (ii) shall not be transferable (other than to a single transferee of all of such Holder's Registrable Securities, and to subsequent such single transferees).

            (d) In connection with any offering involving an underwriting of shares as contemplated by Section 4.2(c), the Company shall not be required under this Section 4.2(d) to include any of the Holders' Registrable Securities then outstanding in such underwriting unless they accept the customary and reasonable terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering. If the total amount of Registrable Securities then outstanding requested to be included in such offering exceeds the amount of securities that the underwriters believe in their sole discretion to jeopardize the success of the offering, then Holders may include in the offering only that number of such Registrable Securities then outstanding which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned first among the other stockholders of the Company with rights as of May 21, 1996 to include Common Stock in such underwriting ("Other Holders") and then pro rata among the Holders according to the total amount of Registrable Securities entitled to be included therein owned by each Holder or in such other proportions as shall mutually be agreed to by the Holders); provided, however, that no Registrable Securities shall be excluded from any such offering if any securities other than those sold for the account of the Company, Holders and Other Holders are to be included in such offering. Notwithstanding the foregoing provisions of Section 4.2(c) and
Section 4.2(d), if the registration contemplated by Section 4.2(c) is initiated in response to the exercise of demand registration rights of Vanguard Cellular Systems, Inc. ("Vanguard") and/or Toronto Dominion Investments, Inc. ("TDI") or their successors, the Holders shall not have the right to require the exclusion from such registration of any securities owned by Vanguard and/or TDI (or their successors). In such circumstances, any exclusion shall be accomplished among the Holders and Other Holders (other than Vanguard, TDI and their successors) in accordance with the order of priority and otherwise as set forth above.

      4.3 Obligations of the Company. Whenever required under this Article 4 to effect the registration of any Registrable Securities, the Company shall, within the time limits set forth in this Article 4, or if no specific time limit is specified, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and thereafter keep such registration statement effective at all times until the third anniversary of the

                                                            Page 36 of 107 Pages
Closing Date (the "Effectiveness Period"), or until such earlier time as all securities registered thereby have been sold; provided, however, that the Company shall keep such registration statement thereafter effective with respect to any Registerable Securities which were or are paid as dividends on the Preferred Shares (the "Dividend Shares") until the earlier of (i) such date that all such Dividend Shares have been sold, (ii) such date that is six months following the last dividend payment on the Preferred Shares and (iii) such date that all such Dividend Shares are, or upon issuance will be, eligible for resale under Rule 144 under the Securities Act and provided, further, that the Company shall use all commercially reasonable efforts to keep such registration statement thereafter effective with respect to any Registrable Securities issued or issuable upon exercise of the Warrants until the earlier of (x) such date that all such Registrable Securities have been sold pursuant to such registration statement and (y) the fifth anniversary of the Closing Date.
            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, including but not limited to, any amendments or supplements which must be prepared as a result of the engagement of an underwriter by a Holder in the distribution of its Registrable Securities pursuant to Sections 4.2(a) of this Agreement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as

                                                            Page 37 of 107 Pages
then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) In the case of an underwritten public offering, furnish, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 4, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and the Holders, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and the Holders.

      4.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 4 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

      4.5 Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Article 4, including without limitation all registration, filing and qualification fees, printers, and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, in the event the Company includes in any registration statement shares for sale for its own account, it shall pay the pro rata portion of any underwriting discounts and commission attributable to such securities for its own account.

      4.6 Indemnification and Contribution. In connection with a registration statement under this Article 4:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) and each Person if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions

                                                            Page 38 of 107 Pages
in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 4.6(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or

                                                            Page 39 of 107 Pages
action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section 4.6(b) exceed the net proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party who is a named party in such action shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of counsel to the indemnifying party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.6(a) and 4.6(b), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability (including contribution pursuant to Section 4.6(d) hereof) that it may have to any indemnified party other than this Section 4.6.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 4.6(a) is applicable but for any reason is held to be unavailable from the Company with respect to all Holders or any Holder, the Company and the Holder or Holders, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Holder or Holders on the other, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities sold by such Holder pursuant to the registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Person, if any, who controls a Holder within the meaning of the Securities Act shall have the same rights to contribution as such Holder.

            (e) The obligations of the Company and Holders under this Section
4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 4 or otherwise.



                                                            Page 40 of 107 Pages
                                      -18-

      4.7 Amendment of Registration Rights. Any provision of this Article 4 may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. An amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities then outstanding, each future Holder of all such securities, and the Company.


          ARTICLE 5. Conditions of Subscriber's Obligations at Closing.

      The obligations of the Subscriber under Section 1.1 of this Subscription Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, or their waiver by Subscribers subscribing for 66 2/3% of the Units offered in the Offering:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Article 3 shall be true at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

            (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with at or before the Closing Date.

            (c) Since the date of this Subscription Agreement, there shall have been no change, occurrence of circumstances affecting the business, results of operations or financial condition, stockholders' equity or prospects of the Company having or reasonably likely to have a Material Adverse Effect.

            (d) [Intentionally Omitted]

            (e) Compliance Certificate. The President of the Company shall have delivered to the Subscriber at the Closing a certificate certifying that the conditions specified in Sections 5(a), 5(b), 5(c) and 5(d) have been fulfilled.

            (f) Restated Certificate of Incorporation. Prior to the Closing Date, the Company's stockholders shall have approved the Amendment and the Amendment shall have been filed with, and accepted by, the Secretary of State of the State of Delaware in accordance with the DGCL, as evidenced by the certified copy of the Restated Certificate of Incorporation of the Company to be delivered at Closing pursuant to Section 5(h) hereof.

            (g) Certificate of Designation. Prior to the Closing Date, the Certificate of Designation shall have been filed with, and accepted by, the

                                                            Page 41 of 107 Pages
Secretary of State of the State of Delaware in accordance with the DGCL.

            (h) Delivery of Documents. The Subscriber shall have received: (i) a certified copy of the Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware; (ii) a copy of the By-Laws of the Company certified by the Secretary of the Company and (iii) incumbency certificates, board resolutions and such other evidence of corporate authority for the transactions contemplated hereby as the Subscriber and its counsel shall reasonably request.

            (i) Approvals and Consents. The Company (and, if applicable the Investors) shall have duly obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, including, without limitation, the applicable waiting period, if any, under the HSR Act, shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state, local and foreign governmental and regulatory authorities to the extent required to be obtained, received, effected or filed by the Company for the issuance, sale and delivery of the Units being issued and sold at the Closing and the consummation of the transactions contemplated hereby.

            (j) Delivery of Share Certificates and Warrants. The Subscriber shall have received duly executed stock certificates of the Company evidencing the ownership of the Preferred Shares being purchased by Subscriber hereunder and warrant certificates duly executed by the Company with respect to the Warrants being purchased by Subscriber hereunder.

            (k) Opinions of Counsel to the Company. The Subscriber shall have received favorable opinions from Robert Vecsler, General Counsel for the Company and from Klehr, Harrison, Harvey, Branzburg & Ellers, corporate counsel to the Company ("Klehr Harrison"), dated as of the Closing Date as to the matters to which Klehr, Harrison and the General Counsel for the Company opined in the Company's sale of its 12% Senior Subordinated Convertible Notes due 2001 (with appropriate adjustments for the nature of the securities being sold hereunder). In addition, the opinion from Robert Vecsler shall include those matters set forth in (i) the first sentence of paragraph 6 and (ii) paragraph 8 of the opinion delivered to Vanguard Cellular Systems, Inc. ("Vanguard") in connection with the closing of those transactions contemplated by that certain Stock Purchase Agreement dated December 29, 1993 by and between the Company and Vanguard.

         ARTICLE 6. Conditions of the Company's Obligations at Closing.


                                                            Page 42 of 107 Pages
      The obligations of the Company to the Subscriber under Section 1.1 of this Agreement are subject to the fulfillment or waiver at or before the Closing of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Subscriber contained in Article 2 shall be true at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

            (b) Payment of Purchase Price. The Subscriber shall have paid in check or by wire transfer to the accounts specified by the Company the purchase price specified in Section 1.1.

            (c) HSR Act. In the event Subscriber is required to file a notification under the HSR Act, the applicable waiting period, if any, under the HSR Act shall have expired or have been earlier terminated.

            (d) Restated Certificate of Incorporation. Prior to the Closing Date, the Company's stockholders shall have approved the Amendment. In this regard, the Company agrees to use its best efforts to obtain such stockholder approval.

            (e) Minimum Subscription. A minimum of 45,000 Units shall be sold at Closing to the Renaissance Fund LDC, the Charles Bronfman Family Trust and their Permitted Assignees (as defined in the subscription agreement executed by such subscribers).

                             ARTICLE 7. Termination.

      7.1 Termination by Mutual Written Consent. This Subscription Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason, at any time prior to the Closing Date, by the mutual written consent of the Company and Subscriber.

      7.2 Termination by the Company or the Subscriber. This Subscription Agreement may be terminated and the transactions contemplated hereby abandoned by action of the Company or Subscriber if and to the extent that (a) the Closing shall not have occurred at or prior to the later of (i) 5:00 p.m. on the Closing Date and (ii) the sixtieth day following any required filing of any premerger notification under the HSR Act by a Subscriber as contemplated by Section 2.7 hereof or after substantial compliance with any request for additional information which may have been issued, whichever is later (or such time as agreed to by the parties pursuant to Section 1.4); provided, however, that the right to terminate this Subscription Agreement under this Section 7.2 shall not be available to any party whose failure to fulfill any obligation under this

                                                            Page 43 of 107 Pages
Subscription Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Closing Date; or (b) any court or governmental authority of competent jurisdiction shall have issued an order, decree, writ or ruling or taken any other action, or there shall be in effect any statute, rule or regulation, temporarily, preliminarily or permanently restraining, enjoining or otherwise prohibiting the purchase of the Units hereunder, or the consummation of the transactions contemplated by this Subscription Agreement.

      7.3 Termination by Subscriber. This Subscription Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Subscriber, if (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Subscription Agreement to be complied with or performed by the Company at or prior to such date of termination, and the Company shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, (b) there shall have been a misrepresentation or breach by the Company with respect to any representation or warranty made by it in this Subscription Agreement and such misrepresentation or breach cannot be cured prior to the Closing Date, or (c) there shall have occurred and be continuing any condition, event or development having, or reasonably likely to have, a Material Adverse Effect.

                            ARTICLE 8. Miscellaneous

      8.1 Survival of Warranties; Indemnity. (a) The representations and warranties of the Company set forth in Article 3 hereof shall survive until the later of the second anniversary of the Closing Date or the date first upon which the Investors collectively no longer retain beneficial ownership of at least 50% of the Preferred Shares (or shares of Common Stock into which the Preferred Shares are convertible) except that (x) the representations and warranties set forth in Section 3.13 and claims based on allegations of common law fraud with respect to Sections 3.16 and 3.18 shall survive until the expiration of the applicable statute of limitations (or any extension thereof), and (y) the representations and warranties set forth in Sections 3.1, 3.3, 3.4, 3.5, the first sentence of Section 3.6 and clause (i) of Section 3.10 shall survive indefinitely. The survival of the representations and warranties set forth in
Article 3 shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Subscriber or the Company.

            (b) The Company hereby indemnifies Subscriber against and agrees to hold Subscriber harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Subscriber) ("Losses") incurred or suffered by Subscriber arising out of the inaccuracy of any of the representations or warranties made

                                                            Page 44 of 107 Pages
by the Company in Article 3 hereof to the extent such representation or warranty has survived the closing as provided in Section 8.1(a) above and to the extent that such Losses to all the Investors are in the aggregate greater than $20,000 (including out-of-pocket expenses) and less than the aggregate Stated Value of the Preferred Shares sold in the Offering plus out-of-pocket expenses. A Subscriber shall give prompt written notice to the Company of the assertion of any claim for which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor, together with any supporting information reasonably requested by the Company, and the amount of the Loss. If any amount is due by the Company to the Subscriber pursuant to this Section 8.1(b), the Company will make such payment not later than 60 days after notice of the amount due.

            (c) Subscriber shall give prompt notice to the Company of the commencement of any suit, action or proceeding against the Subscriber in respect of which indemnity may be sought hereunder. The Company may, at its own expense, participate in and, upon notice to the Subscriber, assume the defense of any such suit, action or proceeding; provided, that (i) the Company's counsel is reasonably satisfactory to Investors holding a majority of the Preferred Shares entitled to indemnification with respect to the subject action, suit or proceeding, and (ii) the Company shall thereafter consult with Subscriber upon Subscriber's reasonable request for such consultation from time to time with respect to such suit, action or proceeding. If the Company assumes such defense, Subscriber shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company. The Company shall be liable for the fees and expenses of one counsel employed by all Investors entitled to indemnification hereunder with respect to the subject action, suit or proceeding for any period during which the Company has not assumed the defense thereof. Whether or not the Company chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. The Company shall not be liable under this Section 8.1 for any settlement effected without its consent or resulting from a proceeding against Subscriber in which the Company was not permitted an opportunity to participate, of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder unless (x) such settlement includes an unconditional release of the Company from all liability on claims that are the subject matter of such claim, litigation or proceeding, and (y) such settlement shall not require that the Company incur any obligation (monetary or otherwise) or forego any rights. The Company shall not effect any settlement relating to a proceeding against Subscriber without the consent of Subscriber (which consent shall not be unreasonably withheld), unless such settlement includes (as to Subscriber) money damages only and an unconditional release of Subscriber from all Losses relating to such proceeding.


                                                            Page 45 of 107 Pages
      8.2 Definition of Terms. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

      8.3 Governing Law. This Subscription Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and wholly performed in that jurisdiction.

      8.4 Notices. All notices or other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, to the Subscriber at the address provided below and the Company at its principal executive offices located at 20 Craig Road, Montvale, New Jersey 07645, Attention: Robert Vecsler, Esquire, General Counsel and Secretary. The Company and the Subscriber may change their addresses for notices by written notice to each other, as required.

      8.5 Expenses. Each party hereto shall be responsible for the payment of its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Subscription Agreement and the other agreements, including without limitation the Warrants, to be executed in connection herewith.

      8.6 THE UNITS, PREFERRED SHARES AND WARRANTS OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY, OR REGISTERED WITH, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON

                                                            Page 46 of 107 Pages

THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                            Page 47 of 107 Pages

Number of Units Subscribed for:    3750
Total Cost of Units Subscribed for:     $3,750,000

S-C RIG INVESTMENTS - III, L.P.


      By:________________________________          DATE:     ___________, 1996
         Name:
         Title:



GEOTEK COMMUNICATIONS, INC.


      By:_________________________________         DATE:     ___________, 1996
         Name:
         Title:



                                                            Page 48 of 107 Pages

Number of Units Subscribed for:    834
Total Cost of Units Subscribed for:     $834,000

WINSTON PARTNERS II LDC


      By:________________________________          DATE:     ___________, 1996
         Name:
         Title:



GEOTEK COMMUNICATIONS, INC.


      By:_________________________________         DATE:     ___________, 1996
         Name:
         Title:



                                                            Page 49 of 107 Pages

Number of Units Subscribed for:    416
Total Cost of Units Subscribed for:     $416,000

WINSTON PARTNERS II LLC

      By:   Chatterjee Advisors LLC, its Manager

            By:________________________________    DATE:     ___________, 1996
               Name:
               Title:



GEOTEK COMMUNICATIONS, INC.


      By:_________________________________         DATE:     ___________, 1996
         Name:
         Title:

                                                            Page 50 of 107 Pages

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE __, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to _________________________________, a ______________________, or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June __, 2001 (the "Expiration Date"), _________________________
__________________ (_________) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in
Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June __, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

      SECTION 1. Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

      1.1 Exercise of Warrant.

                                                            Page 51 of 107 Pages
            (a) Subject to Section 1.2 hereof, the Warrantholder may exercise this Warrant, in whole or in part at any time and from time to time after the Initial Exercise Date, by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by cash payment of the full Exercise Price for each Warrant Share to be purchased.

            (b) Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the antidilution provisions contained in Section 6 hereof, if any, and as provided in Sections 5 and 7.8 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The stock certificates so delivered shall be in such denominations as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder or, if permitted by Section 5 and in accordance with the provisions thereof, such other name as shall be designated in the Subscription Form. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the issuance of the Warrant Shares upon exercise of this Warrant, the Company may require the Warrantholder to make such customary representations and deliver such customary opinions of counsel, and may place such customary legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

            (c) If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any regular cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

      1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day")), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and

                                                            Page 52 of 107 Pages



all rights of the Warrantholder hereunder shall cease. This Warrant shall not be exercisable and no Warrant Shares shall be issued hereunder prior to 9:00 a.m. New York City time on the Initial Exercise Date.

      1.3 Payment of Exercise Price. Payment of the Exercise Price pursuant to
Section 1.1(a) shall be made to the Company in cash; by certified or official bank check payable in United States dollars to the order of the Company; or by any combination of the foregoing.

      1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

      SECTION 2. Reservation and Listing of Shares, Etc.

            All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable without any preemptive rights, and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available and free from preemptive rights, and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to a Warrantholder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. In addition, prior to the issuance of any Warrant Shares, the Company shall at its expense procure the listing of the Warrant Shares (or any other issues of capital stock issuable upon the exercise of this Warrant if such other class of capital stock is then so listed) which shall be issued upon exercise of this Warrant (subject to official notice of issuance) as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the same class shall be listed on such stock exchanges or interdealer quotation systems. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

      SECTION 3. Exchange, Loss or Destruction of Warrant.

                                                            Page 53 of 107 Pages
            If permitted by Section 5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

      SECTION 4. Ownership of Warrant; Certain Rights of Warrantholders.

            (a) The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsection 1.1, Section 3 or Section 5.

            (b) Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (i) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a regular cash dividend paid out of net profits legally available therefor) to all holders of Common Stock;

                  (ii) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or securities that are convertible into or exercisable for shares of Common Stock ("Common Stock Equivalents") or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;


                                                            Page 54 of 107 Pages
                  (iii) a dissolution, liquidation or winding up of the Company; or

                  (iv) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or a tender offer or exchange offer for shares of Common Stock.

            Such giving of notice shall be initiated at least 20 days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend, distribution, issuance or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up or to participate in such tender or exchange offer. Such notice shall specify (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or (C) the date on which any such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, issuance or subscription rights, or proposed merger, consolidation, sale, conveyance, tender offer, exchange offer, dissolution, liquidation or winding up.

      SECTION 5. Split-Up, Combination, Exchange and Transfer of Warrants.

            (a) Subject to the provisions of Section 5(b), this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he, she or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or

                                                            Page 55 of 107 Pages
exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

            (b) Neither this Warrant not the Warrant Shares may be transferred, disposed of or encumbered (any such action, a "Transfer") except in accordance with and subject to the provisions of the Securities Act, any applicable state securities laws and the rules and regulations promulgated thereunder. If at the time of a Transfer, a registration statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Warrantholder to make such customary representations and deliver such customary opinions of counsel, and may place such customary legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

      SECTION 6. Adjustments of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6. For purposes of this Section 6, "Common Stock" means the Common Stock and any other capital stock of the Company, however designated, for which the Warrants may be exercisable.

            (a)   Adjustment for Change in Capital Stock.

            If the Company:

                  (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (v) issues by reclassification of its Common Stock any shares

                                                            Page 56 of 107 Pages
      of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of this Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the Warrantholder may receive, upon exercise of this Warrant, the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if this Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date, subject to subsection (n) of this Section 6, in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If after an adjustment, a Warrantholder shall be entitled to receive shares of two or more classes or series of capital stock of the Company upon exercise of this Warrant, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock at a price per share less than the current market price (as defined below) per share (including, in the case of securities convertible into or exercisable or exchangeable for shares of Common Stock, the consideration payable for such convertible, exercisable or exchangeable security and the minimum consideration per share payable upon the conversion, exercise or exchange of such security into or for Common Stock) on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                                   O + N x P
                                       -----
                       E'  =  E  x       M
                                   ---------
                                     O + N


                                                            Page 57 of 107 Pages
            where:

            E' = the adjusted Exercise Price.

            E = the current Exercise Price.

            O = the number of shares of Common Stock outstanding on the record date.

            N = the number of additional shares of Common Stock offered.

            P = the offering price per share of the additional shares.

            M = the current market price per share of Common Stock on the record date.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

            (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

            E'  =  E  x  M - F
                         -----
                           M

            where:

            E' = the adjusted Exercise Price.

            E  = the current Exercise Price.

            M  = the current market price per share of Common Stock on the record date mentioned in the immediately succeeding paragraph.

            F  = the fair market value on the record date of the assets,

                                                            Page 58 of 107 Pages
                 securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            This subsection (c) does not apply to:

                  (i) rights, options or warrants referred to in subsection (b) of this Section 6, or

                  (ii) cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles other than any Extraordinary Cash Dividend (as defined below). An "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceeds $25 million. In all cases, the Company shall give the Warrant holders at least 30 days notice of a record date for any dividend payment on its Common Stock.

            (d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                               P
                               -
            E'  =  E  x  O + M
                         -----
                           A

            where:

            E' = the adjusted Exercise Price.

            E  = the then current Exercise Price.

            O  = the number of shares outstanding immediately prior to the issuance of such additional shares.

            P  = the aggregate consideration received for the issuance of such additional shares.


                                                            Page 59 of 107 Pages
            M  = the current market price per share on the date the Company fixes the offering price of such additional shares.

            A  = the number of shares outstanding immediately after the issuance of such additional shares.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            This subsection (d) does not apply to:
                  (i) any of the transactions described in subsections (a),
(b)and (c) of this Section 6,

                  (ii) the conversion, exercise or exchange of securities convertible or exchangeable for Common Stock,

                  (iii) Common Stock issuable upon the exercise of rights or warrants issued to the holders of Common Stock,

                  (iv) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                  (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting, or

                  (vi) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20%).

            (e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exercisable or exchangeable for Common Stock (other than securities issued in transactions described in subsections
(a), (b) and (c) of this Section 6) for a consideration per share (including the minimum consideration per share payable upon conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Common Stock) of Common Stock initially deliverable upon conversion, exercise or exchange of such securities less than the current market price per share on the date the Company fixes the offering price of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                            Page 60 of 107 Pages

                           P
                           -
            E' = E x O + M
                     -----
                     O + D

            where:

            E' = the adjusted Exercise Price.

            E = the then current Exercise Price.

            O = the number of shares outstanding immediately prior to the issuance of such securities.

            P = the aggregate consideration received for the issuance of such securities.

            M = the current market price per share on the date the Company fixes the offering price of such securities.

            D = the maximum number of shares deliverable upon conversion or exercise of or in exchange for such securities at the initial conversion, exercise or exchange rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion, exercise or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exercise or exchange of such securities.

            This subsection (e) does not apply to:

                  (i) convertible, exercisable or exchangeable securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

                  (ii) convertible, exercisable or exchangeable securities issued in a bona fide public offering pursuant to a firm commitment underwriting or pursuant to agreements in effect on the date of issuance of this Warrant,

                  (iii) convertible, exercisable or exchangeable securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current

                                                            Page 61 of 107 Pages

market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 20% of the then current market price) or

                  (iv) stock options issued to the Company's directors, officers or employees.

            (f) Adjustment for Tender or Exchange Offer. If the Company or any Subsidiary of the Company consummates a tender or exchange offer for all or any portion of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, to the extent that the cash and value of any other consideration included in such payment per share of Common Stock (determined on an as-converted basis in the case of any such convertible, exercisable or exchangeable securities so tendered or exchanged) exceeds the average of the Quoted Prices (as defined in subsection (g) of this Section 6) of the Common Stock for the five consecutive trading days (the "Adjustment Period") commencing on the first trading day (such trading day, the "First Trading Day") immediately following the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time"), the Exercise Price shall be adjusted in accordance with this formula:

            E' = E x    O x M
                     -----------
                     P + (A x M)

            E' = the adjusted Exercise Price.

            E  = the current Exercise Price.

            O  = the number of shares of Common Stock outstanding immediately prior to the Expiration Time, including, in the case of any tender or exchange offer in respect of securities convertible into or exercisable or exchangeable for Common Stock, any shares of Common Stock issuable upon the conversion, exercise or exchange of such securities.

            M  = the average of the Quoted Prices (as defined in subsection
                 (g) of this Section 6) of the Common Stock for the Adjustment Period.

            P  = the aggregate cash consideration and the fair market value of any non-cash consideration payable to stockholders based on the number of shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) tendered

                                                            Page 62 of 107 Pages
                 or exchanged (and not withdrawn) in connection with the tender or exchange offer and accepted by the Company. The Board of Directors shall determine the fair market value of any non-cash consideration.

            A  = the number of shares of Common Stock outstanding at the time of acceptance by the Company of any shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) so tendered or exchanged and accepted by the Company, including, in the case of any tender or exchange offer in respect of securities convertible into or exercisable or exchangeable for Common Stock, any shares of Common Stock issuable upon the conversion, exercise or exchange of such securities.

            The adjustment shall be made successively whenever any such tender or exchange offer is made. To the extent a Warrant holder exercises such holder's Warrant(s) prior to the conclusion of the Adjustment Period, any adjustment in the number of Warrant Shares issuable upon exercise of such Warrant(s) shall be for the benefit of the holder of record of such Warrant(s) at the close of trading on the First Trading Day.

            This subsection (f) does not apply to redemptions of securities pursuant to redemption provisions contained in the certificate of designation pertaining to such securities in effect at the time such securities were issued, whether such redemptions are optional or mandatory.

            (g) Current Market Price. In subsections (b), (c), (d) and (e) of this Section 6, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock on any national securities exchange on which the Common Stock is listed which shall be for consolidated trading if applicable to such exchange, or if not so listed, the last reported bid price of the Common Stock (reduced in each case to reflect any dividend for the period during which the Common Stock is traded on an ex-dividend basis). In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on such basis as it in good faith considers appropriate.

            (h) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this
Section 6, the following shall apply:


                                                            Page 63 of 107 Pages
                  (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in a Board resolution; and

                  (iii) in the case of the issuance of securities convertible into or exercisable or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

            (i) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

            All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (j) When No Adjustment Required. No adjustment need be made for a transaction referred to in subsections (a), (b),(c), (d), (e) or (f) of this
Section 6 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

            No adjustment need be made for (i) a transaction referred to in subsections (b), (d) or (e) of this Section 6 if the below market portion of such issuances, taken together with the below market portions all other issuances and with the above market portions of all tender or exchange offers described in clause (ii) of this paragraph made on and after the date of this Agreement, is less than 2.0% of the Total Market Capitalization (as defined below) of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction

                                                            Page 64 of 107 Pages
on the date thereof) and (ii) a transaction referred to in subsection (f) of this Section 6 if the above market portion of such tender or exchange offers, taken together with the above market portions of all other tender or exchange offers and with the below market portions of all issuances described in clause
(i) of this paragraph made on or after the date of this Agreement, is less than 2.0% of the Total Market Capitalization of the Company (determined by reference to the sum of the percentages of Total Market Capitalization of the Company attributable to each such transaction on the date thereof). For purposes of this Agreement, the Total Market Capitalization of the Company shall mean as of any day of determination, the sum of (a) the consolidated indebtedness of the Company and its subsidiaries on such day plus (b) the product of (i) the Company's aggregate number of outstanding primary shares of Common Stock on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock other than, any shares of preferred stock of the Company, that, as of the day of determination, cannot, pursuant to the terms thereof as in effect on the date of this Warrant, be required to be redeemed by the Company in cash), and (ii) the average closing price of such Common Stock over the 20 consecutive trading days immediately preceding such day, plus (c) the liquidation value of any outstanding shares of preferred stock of the Company on such day. If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) for the preceding sentence shall be determined by the Company's Board of Directors in good faith.

            No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (k) Voluntary Reduction. The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a share of Common Stock.

            Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

            A voluntary reduction of the Exercise Price pursuant to this Section

                                                            Page 65 of 107 Pages
6(k), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b),
(c), (d), (e) and (f) of this Section 6.

            (l) Reorganization of the Company.

                  (i) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made (any such person, the "Successor Entity"), shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 6. The Successor Entity shall mail to the Warrant holder a notice describing the supplemental agreement. If the issuer of securities deliverable upon exercise of this Warrant under the supplemental agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental agreement.

                  (ii) If this subsection (l) applies, subsections (a), (b),
(c), (d), (e) and (f) of this Section 6 do not apply.

            (m) Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e),
(f), (g), (h) or (j) of this Section 6 may be challenged in good faith by Warrantholders (other than the Company and entities controlled by the Company) that hold Warrants entitling them to purchase more than 50% of the Warrant Shares held by all holders other than the Company and entities controlled by the Company (the "Majority Warrantholders") by providing the Company written notice of such challenge within ten (10) business days of the Company providing Warrantholders notice of such determination. Any such challenge shall be resolved by an investment banking firm selected by the Company and reasonably acceptable to the Majority Warrantholders, which resolution shall be conclusive and binding on the Company and the Warrantholders.

            (n) When Issuance or Payment May Be Deferred. In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of or immediately after a record date for a specified event, the

                                                            Page 66 of 107 Pages
Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 7.8 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            (o) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 6, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

            N'  =  N x  E
                       ---
                        E'
            where:

            N'  = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

            N   = the number of Warrant Shares previously issuable upon
                  exercise of this Warrant by payment of the Exercise Price prior to adjustment.

            E'  = the adjusted Exercise Price.

            E   = the Exercise Price prior to adjustment.

            (p) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price or number of Warrant Shares issuable upon exercise hereof pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Warrantholder a certificate prepared by the Company or by a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation and the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time

                                                            Page 67 of 107 Pages
of any Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

      SECTION 7. Miscellaneous.

      7.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant and Warrant Shares.

      7.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholder and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholder and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

      7.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Warrantholders that hold Warrants entitling them to purchase at least 66 2/3% of the Warrant Shares entitled to be purchased by all Warrantholders. The Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

      7.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

      7.5 Further Assurances. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things (including, without limitation, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

      7.6 Notices. All demands, requests, notices and other communications

                                                            Page 68 of 107 Pages
required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

            (a)   if to the Company, addressed to:

                  Geotek Communications, Inc.
                  20 Craig Road
                  Montvale, New Jersey 07645
                  Attention:  President

            (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Company.

            Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

      7.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

      7.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market, in accordance with Section 1.1(a)(ii)) of a share of such stock as of the date of such exercise.

      7.9 Rights of the Holder. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

      7.10  Governing Law; Jurisdiction.

            (a) This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to such State's internal conflicts of laws principles.

            (b) Jurisdiction. With respect to any suit, action or preceding relating to this Warrant, the Company irrevocably (i) submits to the non-exclusive jurisdiction of the courts in the State of New York and the United States District court located in the Borough of Manhattan in New York City; and
(ii) waives any objection which it may have at any time to the laying of



                                                            Page 69 of 107 Pages
                                      -17-
venue of any such suit, action or proceeding brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over it.

                  Nothing contained in this Section 7.10 shall limit or impair the right of a Warrantholder to institute any suit, action, motion or proceeding in any other court of competent jurisdiction, nor shall the taking of any suit, action or proceeding in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

            (c) Service of Process. The Company irrevocably appoints the following process agent to receive, for it and on its behalf, service of process in any suit, action or proceeding relating to this Warrant: CT Corporation System, 1633 Broadway, New York, New York 10019. If for any reason the Company's process agent is unable to act as such, the Company will promptly notify the Warrantholders and within thirty (30) days appoint a substitute process agent acceptable to the Majority Warrantholders. Nothing in this Agreement will affect the right of a Warrantholder to serve process in any other manner permitted by law.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                    GEOTEK COMMUNICATIONS, INC.





                                    By:_______________________________________
                                       Name:
                                       Title:


Dated: June ___, 1996




                                                            Page 70 of 107 Pages
                                      -19-

                                   ASSIGNMENT


(To be executed only upon assignment of Warrant Certificate)

            For value received, ____________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


            Name(s) of
            Assignee(s)       Address           No. of Warrant Shares
            -----------       -------           ---------------------








And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant Certificate.

Dated: ________________, 19___



                                 _______________________________________________
                                 Note: The above signature should correspond
                                       exactly with the name on the face of this Warrant Certificate.

                                                            Page 71 of 107 Pages

                                SUBSCRIPTION FORM
                    (To be executed upon exercise of Warrant
                           pursuant to Section 1.1(a))

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase
thereunder,        shares of Common Stock, as provided for therein, and delivers payment in full of the Exercise Price in the amount of $ __________ as follows:

            Cash                                      $___________
            Certified or Official bank check          $___________



            Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                 Name:  ______________________________________
                              Address:  ______________________________________
                                        ______________________________________
                                        ______________________________________
                  Social Security No.:  ______________________________________

                            (Please Print Name, Address and Social Security No.)


                            Signature:  ________________________________________
                                        NOTE:   The above signature should
                                                correspond exactly with the name
                                                on the first page of this
                                                Warrant Certificate or with the
                                                name of the assignee appearing
                                                in the assignment form delivered
                                                herewith.

            And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                                            Page 72 of 107 Pages

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Renaissance Fund LDC, or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), three hundred thousand (300,000) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

                                                            Page 73 of 107 Pages
ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Todd Investments Limited or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), two hundred ninety-five thousand five hundred sixty (295,560) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.


                                                            Page 74 of 107 Pages
VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Stockton Partners L.P. or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), four thousand four hundred forty (4,440) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth.
 The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************


                                                            Page 75 of 107 Pages
                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Charles Bronfman Family Trust or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), two hundred seventy thousand (270,000) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to


                                                            Page 76 of 107 Pages
                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to The Kolber Trust or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), ninety thousand (90,000) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of


                                                            Page 77 of 107 Pages
                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Continental Casualty Company or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), one hundred thirty thousand seven hundred seventy (130,770) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.



                                                            Page 78 of 107 Pages
                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants Goldman, Sachs & Co. to or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), one hundred thirty thousand seven hundred seventy (130,770) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants"

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to S.

                                                            Page 79 of 107 Pages
Daniel Abraham or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), sixty-five thousand three hundred seventy (65,370) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Arnold and S. Bleichroeder, Inc. or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to

                                                            Page 80 of 107 Pages
and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), one hundred seventeen thousand seven hundred twenty (117,720) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to The Emerging Markets Infrastructure Fund Inc. or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), forty-seven thousand five hundred twenty (47,520) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common

                                                            Page 81 of 107 Pages
Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to The First Israel Fund Inc. or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), seventeen thousand eight hundred fifty (17,850) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are

                                                            Page 82 of 107 Pages
hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to PEC Israel Economic Corporation or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), thirty thousand (30,000) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth.
 The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".





                                                            Page 83 of 107 Pages

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to S-C Rig Investments - III, L.P. or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), one hundred twelve thousand five hundred (112,500) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

                                                            Page 84 of 107 Pages
NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Winston Partners II LDC or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), twenty-five thousand twenty (25,020) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth.
 The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, OR IN ANY

                                                            Page 85 of 107 Pages
OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK TIME, JUNE 20, 2001

                     ***************************************

                                     WARRANT

                                       to

                              PURCHASE COMMON STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.


                     ***************************************

            This certifies that, for good and valuable consideration, Geotek Communications, Inc., a Delaware corporation (the "Company"), grants to Winston Partners II LLC or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at a purchase price of $11.00 per share (the "Exercise Price"), at any time and from time to time after the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on June 20, 2001 (the "Expiration Date"), twelve thousand four hundred eighty (12,480) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6. This warrant constitutes part of a duly authorized issue of warrants expiring June 20, 2001, which warrants are hereinafter referred to collectively as the "Warrants".

                                                            Page 86 of 107 Pages

                           CERTIFICATE OF DESIGNATION

                                       of

                 SERIES N CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                           GEOTEK COMMUNICATIONS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)




     Geotek Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby creates a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series N Cumulative Convertible Preferred Stock:

                            I. Designation and Amount

     The designation of this series, which consists of fifty-five thousand (55,000) shares of Preferred Stock, is Series N Cumulative Convertible Preferred Stock (the "Series N Preferred Stock") and the stated value shall be one thousand dollars ($1000.00) per share (the "Stated Value"). The number of shares of the Series N Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that no such amendment shall reduce the number of shares of the Series N Preferred Stock to a number less than the aggregate number of shares of the Series N Preferred Stock then outstanding.

Notwithstanding any other provision in this Certificate of Designation, the

                                                            Page 87 of 107 Pages
Corporation shall not be required to issue fractional shares of Series N Preferred Stock.
                                    II. Rank

     All Series N Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) junior to the Corporation's Series H Cumulative Convertible Preferred Stock, Series I Cumulative Convertible Preferred Stock (the "Series I Stock"), Series K Cumulative Convertible Preferred Stock, Series L Cumulative Convertible Preferred Stock and Series M Cumulative Convertible Preferred Stock and (iii) unless the holders of Series N Preferred Stock shall otherwise consent pursuant to Article VIII.B, prior to any other class or series of the Corporation's capital stock, both as to payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                 III. Dividends

          A. The holders of shares of Series N Preferred Stock shall be entitled to receive dividends, payable in shares of Common Stock as set forth below, at the rate (the "Dividend Rate") of ten percent (10.0%) per annum, from and after the date of issuance of such shares, which dividends shall be payable (subject to the limitations contained in Article IX) in equal quarterly installments on March 31, June 30, September 30 and December 31 each year, commencing September 30, 1996 (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, being a "Dividend Payment Date"), to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors, but only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. For purposes of calculation of such dividends, the Series N Preferred Stock shall be valued at the Stated Value. The Corporation shall pay such dividends by issuing to each holder shares of Common Stock that have an aggregate Market Value (as defined below) equal to the amount of the dividends payable to such holder on the applicable Dividend Payment Date. For purposes of this paragraph, the aggregate "Market Value" of the Common Stock with respect to any Dividend Payment Date shall mean the average of the Closing Prices (as defined in subparagraph (b) of Article VI.B) of the shares of Common Stock for the thirty (30) consecutive Trading Days (as defined in subparagraph (b) of Article VI.B) commencing forty-five (45) Trading Days prior to the Dividend Payment Date. Such dividends shall begin to accrue on outstanding shares of Series N Preferred Stock from the date of issuance and shall be deemed to accrue from day to day whether or not earned or declared until paid; provided, however, that dividends accrued or deemed to have accrued for any period longer or shorter than a three-month period between Dividend Payment Dates shall be computed based on the actual number of days elapsed in the period for which such dividends are payable. Dividends on the Series N Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accrued and is payable or been deemed to have accrued and is payable through such date has not been paid in full, the amount of such unpaid dividends (the "Dividend Arrearage"), valued at

                                                            Page 88 of 107 Pages
the full such amount, shall accrue dividends at an annual rate equal to 15% per annum. Such dividends in respect of any Dividend Arrearage shall be deemed to accrue from day to day whether or not earned or declared until the Dividend Arrearage is paid, shall be calculated as of each successive Dividend Payment Date and shall constitute an additional Dividend Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accrued or that have been deemed to accrue shall include the amount, if any, of any Dividend Arrearage together with any dividends accrued or deemed to have accrued on such Dividend Arrearage pursuant to the immediately preceding two sentences. Dividends on account of any Dividend Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation.

          B. No dividends or other distributions, other than dividends or other distributions payable solely in shares of capital stock of the Corporation which are junior to the Series N Preferred Stock and liquidating distributions which are subject to the provisions of Article IV, shall be declared, paid or set aside for payment on, and no purchase, redemption or other acquisition shall be made of, any shares of capital stock of the Corporation (other than any class or series of Preferred Stock that, in accordance with Article II hereof, ranks senior to the Series N Preferred Stock), unless and until all accrued and unpaid dividends on the Series N Preferred Stock, including the full dividend for the then current quarterly dividend period and all outstanding Dividend Arrearages and accrued and unpaid dividends thereon, shall have been declared and paid or a sum sufficient for the payment thereof set aside for such purposes.

          C. Any reference to "distribution" contained in this Article III shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          D. In the event any holder of Series N Preferred Stock shall be entitled to a fractional share of Common Stock on account of dividends on the Series N Preferred Stock, such fractional shares shall be disregarded and the number of shares of Common Stock issuable on account of such dividend shall be the next higher number of shares.

          E. A holder of shares of Series N Preferred Stock shall not be entitled to receive any dividends or other distributions with respect to any share of Series N Preferred Stock except as provided herein and shall have no right to receive dividends with respect to any such share of Series N Preferred Stock (i) after a conversion of such share of Series N Preferred Stock pursuant to Article VII or (ii) after any Mandatory Conversion Date with respect to such share of Series N Preferred Stock; provided, however, that dividends on such share of Series N Preferred Stock (other than a Dividend Arrearage converted into Common Stock pursuant to Article VI) shall accrue and be payable on such share of Series N Preferred Stock through and including any redemption thereof

                                                            Page 89 of 107 Pages
pursuant to Article V or conversion thereof pursuant to Article VI or VII.

                           IV. Liquidation Preference

          A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or make an assignment for the benefit of its creditors, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than any class or series of Preferred Stock that, in accordance with Article II hereof, ranks senior to the Series N Preferred Stock) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series N Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series N Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds legally available for distribution to the Series N Preferred Stock shall be distributed ratably among such shares.

          B. Neither the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series N Preferred Stock shall mean an amount equal to the unpaid dividends accrued or deemed to have accrued thereon to the date of final distribution to the holder thereof, whether or not declared, plus an amount equal to the Stated Value.

                                                            Page 90 of 107 Pages
                                  V. Redemption

          A. Subject to the limitations set forth in this Article V, in the event of a Change of Control (as defined in Article V.E), the Corporation shall redeem (the "Redemption") the shares of Series N Preferred Stock held by Electing Holders (as defined in Article V.B) in accordance with the provisions of this Article V. The Redemption shall be made as of a date

(the "Redemption Date") specified by the Corporation not later than the later of
(i) the date of the Change of Control; or (ii) 60 days after the Corporation first received written notice of the Change of Control. The redemption price payable upon a Redemption shall be paid in cash or shares of Common Stock (or, in the case of a Change of Control in which the Corporation is not the surviving entity, in the common equity of the successor entity) or a combination thereof, at the Corporation's option, in accordance with Article V.D and shall be in an amount per share of Series N Preferred Stock (the "Redemption Price") equal to the sum of (i) the Stated Value and (ii) an amount equal to all unpaid dividends accrued or deemed to have accrued with respect to such share of Series N Preferred Stock to the Redemption Date or the date of actual payment of the Redemption Price, whichever is later. If the Redemption Price is not paid in full within 30 days after the Redemption Date (unless such delay results from the need for approval or other action by governmental bodies or other Persons which approval or other action is sought by the Corporation with reasonable diligence any unpaid Redemption Price shall accrue interest at the greater of
(x) 15% per annum or (y) the interest rate per annum at which deposits in United States dollars are offered by the principal office of Citibank in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) during the period covered plus 6% per annum from the Redemption Date until the date of payment, and such interest shall be compounded daily and the Redemption Price shall be deemed to include all such accrued and unpaid interest.

          B. Not more than 60 nor fewer than 15 Trading Days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be sent to the holders of record of the shares of Series N Preferred Stock eligible to be redeemed, addressed to such stockholders at their last addresses as shown by the records of the Corporation. Such notice shall (i) notify such holders of their right to elect redemption, subject to the applicable provisions of this Article V; (ii) state the amount and form or forms of consideration to be paid; and
(iii) provide a summary of other relevant details of the transaction. The right of each holder to elect redemption shall terminate unless notice of such election from such holder is received by the Corporation not later than 10 Trading Days prior to the Redemption Date. Holders who elect redemption in accordance with the foregoing are referred to herein as the "Electing Holders."


                                                            Page 91 of 107 Pages
          C. The Corporation shall, on or prior to the Redemption Date, but not earlier than 45 days prior to the Redemption Date, deposit with its transfer agent or other redemption agent in the United States selected by the Board of Directors, as a trust fund, cash and/or shares of Common Stock (or, in the case of a Change of Control in which the Corporation is not the surviving entity, common equity of the successor entity) sufficient in amount to pay the Redemption Price in full on all outstanding shares of Series N Preferred Stock held by Electing Holders with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the applicable holders (as evidenced by a list of such holders certified by an officer of the Corporation) the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment for such shares to their holders, and from and after the date of such deposit all rights of the holders of the shares of Series N Preferred Stock that are to be redeemed, as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price without interest or any dividends thereon, upon the surrender of their respective certificates, and except any right as provided in
Article VI to convert their shares into Common Stock or other property or securities prior to the date fixed for redemption, shall cease and terminate. In case an Electing Holder of any shares of Series N Preferred Stock called for redemption shall not, within one year after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holder thereof and the sole right of such holder, with respect to shares to be redeemed, shall be as general creditors of the Corporation. To the extent that shares of Series N Preferred Stock called for redemption are converted into Common Stock (or other property or securities pursuant to Article VI hereof) prior to the date fixed for redemption, the amount deposited by the Corporation for the redemption of such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

          D. In the event that the Corporation exercises its option to pay the Redemption Price in whole or in part in shares of Common Stock, the number of shares of Common Stock to be issued per share of Series N Preferred Stock shall be determined by dividing the Redemption Price by the Market Value (as defined below) of a share of Common Stock. For purposes of this subparagraph, the "Market Value" of a share of Common Stock shall mean the average of the 20 highest Closing Prices of the shares of Common Stock during the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the Redemption Date. To the extent the Redemption Price in a Change of Control Redemption is paid in common equity of a successor entity, the amount of such

                                                            Page 92 of 107 Pages
common equity shall be determined by the Board of Directors applying the principles of this Article V.D to the extent practicable.

          E. Solely for purposes of this Article V, the following terms shall have the following meanings:

     "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock and any and all equity, beneficial or ownership interests in, or participations or other equivalents in, any partnership, association, joint venture or other business entity.

     "Change of Control" means an event or series of events by which (i) (A) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Corporation or (B) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation, if, immediately thereafter, the Persons who, immediately prior to such transaction, beneficially owned the Voting Stock of the Corporation, own, in the aggregate, less than 50% of the total voting power of the Voting Stock of the surviving or transferee Person; provided, however, that no Change of Control will be deemed to occur pursuant to this clause (i) (x) if the Person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the Person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the

                                                            Page 93 of 107 Pages
purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of Common Stock of the such Person will be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any directors who are members of the Board of Directors on the date of the initial issuance of shares of Series N Preferred Stock and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office.

     "Closing Price" shall have the meaning set forth in subparagraph (b) of
Article VI.B.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Trading Day" shall have the meaning set forth in subparagraph (b) of
Article VI.B.

     "Total Common Equity" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Corporation in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.


                                                            Page 94 of 107 Pages
     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person.

                   VI. Conversion at the Option of the Holder

          A. Subject to all applicable state and federal laws, rules and regulations ("Applicable Law") and the limitations contained in Article IX, each holder of shares of Series N Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series N Preferred Stock into Common Stock as follows. Each share of Series N Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the sum of the Stated Value and the Dividend Arrearage, if any, with respect to such share through the date of conversion, but no later, by (ii) the then effective Conversion Price (as defined below). The "Conversion Price" initially shall be eleven dollars ($11.00) per share of Common Stock and shall be subject to adjustment from time to time as provided in connection with the antidilution adjustments set forth in Article VI.B.

          B. The Conversion Price shall be subject to adjustment from time to time as follows:

               (a) In case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any shares of Series N Preferred Stock surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Common Stock which the holder would have owned or been entitled to receive had such shares of Series N Preferred Stock been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subparagraphs (b) and (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

               (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or

                                                            Page 95 of 107 Pages
securities convertible into shares of Common Stock) at a price per share (or having a Conversion Price per share) less than the average of the Closing Prices (as defined below) of the Common Stock for the twenty (20) consecutive Trading Days (as defined below) ending five (5) Trading Days prior to the record date (the "Conversion Average Closing Price"), the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of such Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase on such record date at the Conversion Average Closing Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event and to the extent that such rights, options, warrants or convertible securities are not so issued, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed. The "Closing Price" for each day shall be the last reported sales price regular way on that day or, in case no such reported sale takes place on such day, the reported closing bid price regular way, in either case as reported in the principal consolidated transaction reporting system for the principal United States national securities exchange or the Nasdaq Stock Market's National Market ("NASDAQ") on which the Common Stock is admitted to trading or listed, or if not so listed or admitted to trading, the last quoted bid price or, if not quoted, the average of the high bid and the low asked prices in the over-the-counter market as reported by NASDAQ or such other system then in use (reduced in each case to reflect any dividend for the period during which the Common Stock is traded on an ex-dividend basis). If the Common Stock is not publicly held or so listed or traded, the "Closing Price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Corporation. A "Trading Day" shall be any day on which the principal national securities exchange (or NASDAQ) on which the Common Stock is admitted to trading or listed is open or, if the Common Stock is not so admitted to trading or so listed, any day except Saturday, Sunday, a legal holiday or any day on which banking institutions in the City of New York are obligated or authorized to close.

               (c) The Conversion Price of shares of Series N Preferred Stock shall be adjusted in the event that the Corporation shall fix a record date for

                                                            Page 96 of 107 Pages
the making of a distribution to all holders of shares of Common Stock of (i) shares of any class of capital stock other than Common Stock, (ii) evidences of its indebtedness, (iii) assets (excluding regular cash dividends at rates in effect from time to time, and excluding dividends or distributions referred to in subparagraph (a) above) or (iv) rights, options or warrants (excluding those referred to in subparagraph (b) above). In such case, the Conversion Price in effect immediately thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such record date multiplied by the average of the Closing Prices of the Common Stock for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Corporation) of said shares or evidences of indebtedness or assets or rights, options or warrants so distributed, and the denominator of which shall be the total number of shares of Common Stock outstanding on such record date multiplied by the average of the Closing Prices of the Common Stock for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

               (d) In any case in which this Article VI.B shall require that an adjustment become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event by (i) issuing to the holder of any shares of Series N Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Article VI.C; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares of Common Stock and such cash, upon the occurrence of the event requiring such adjustment.

               (e) All calculations under this Article VI.B shall be made to the nearest cent or to the nearest one one-hundredth of a share of Common Stock as the case may be.

          C. No fractional shares of Common Stock or other securities, if any, or scrip representing fractional shares of Common Stock or other securities, if any, shall be issued upon the conversion of any share or shares of Series N Preferred Stock. If the conversion of a share or shares of Series N Preferred Stock results in a fraction of Common Stock or other securities, an amount equal to such fraction multiplied by the Closing Price of the Common Stock or other securities, if any, on the Trading Day prior to the conversion shall be paid to such holder in cash

                                                            Page 97 of 107 Pages
by the Corporation. The "Closing Price" for other securities shall be determined in the same manner and with the same effect as the "Closing Price" for the Common Stock as defined in Article VI.B.(b).

          D. The right of the holders of shares of Series N Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the registered holder of the shares of the Series N Preferred Stock being converted.

          E. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series N Preferred Stock outstanding at the then current Conversion Price and to provide for the payment of dividends payable thereon during the present and following year at the then current Market Price shall at all times be reserved by the Corporation, free from preemptive rights, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series N Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series N Preferred Stock on the new basis and for the payment of dividends to the extent set forth above.

          F. In case of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its outstanding capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall in each such case make appropriate provision or cause appropriate provision to be made so that the holders of shares of Series N Preferred Stock then outstanding shall have the right thereafter to convert each such share of Series N Preferred Stock into the kind and amount of other securities and property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which each such share of Series N Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. To the extent that as a result of any such reclassification, consolidation, merger, sale, transfer or share exchange the Series N Preferred Stock becomes convertible into a new common stock of the

                                                            Page 98 of 107 Pages
Corporation or the common stock of any other corporation involved in a merger with the Corporation, the

Corporation shall make appropriate provision or cause appropriate provision to be made so that the Conversion Price with respect to such new common stock shall be subject to further adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article VI. If in connection with any such reclassification, consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive alternative forms of consideration upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series N Preferred Stock upon conversion thereof the shares of capital stock or other securities or property receivable by a holder of Common Stock who failed to make an election with respect to the form of consideration receivable in such transaction. The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          G. Upon the surrender of certificates representing shares of Series N Preferred Stock in accordance with the terms hereof, the person converting shall be deemed to be the holder of record at such time of the shares of Common Stock and other securities or property issuable on such conversion and all rights with respect to the shares of Series N Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion. Except as otherwise provided in Article VI.B, no adjustment in the Conversion Price shall be made at the time of conversion in respect of distributions or dividends theretofore declared and paid or payable on the Common Stock.

          H. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series N Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series N Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series N Preferred Stock.

                            VII. Mandatory Conversion


                                                            Page 99 of 107 Pages
     From and after that date which is twenty-four (24) months following the issuance of the Series N Preferred Stock, the Company may, in its sole discretion, require the conversion of all, but not less than all, of the then outstanding Series N Preferred Stock on a Mandatory Conversion Date following a Mandatory Conversion Calculation Period. "Mandatory Conversion Calculation Period" shall be any period during which for twenty consecutive Trading Days, the Closing Price of the Common Stock equaled or exceeded the Mandatory Conversion Price. The initial Mandatory Conversion Price shall be equal to seventeen dollars and seventy-five cents ($17.75). The Mandatory Conversion Price shall be subject to equitable adjustment in accordance with the antidilution provisions set forth in
Article VI.B and Article VI.F to the same extent as the Conversion Price is subject to adjustment. At any time during the ten (10) Business Day period immediately following the conclusion of a Mandatory Conversion Calculation Period in respect of which the Company determines to convert the Series N Preferred Stock pursuant to this Article VII, the Company shall cause to be mailed to all holders of Series N Preferred Stock at their last address reflected on the Company's books and records a notice notifying such holders that the Company has exercised its conversion right pursuant to this Article
VII. Such notice shall set forth the date fixed for such conversion (the "Mandatory Conversion Date"), which shall be a date not less than ten (10) nor more than thirty (30) Business Days following the conclusion of such Mandatory Conversion Calculation Period, the applicable conversion price and the procedures applicable to such conversion (as may reasonably be determined by the Company; provided, however, that a holder of Series N Preferred Stock may, by providing written notice of such election to the Corporation at least five (5) business days prior to the Mandatory Conversion Date, delay a Mandatory Conversion Date with respect to any of its shares of Series N Preferred Stock if the Common Stock issuable upon conversion of and in respect to dividends on such Series N Preferred Stock is not, and until such date as the Common Stock issuable upon conversion of and in respect to dividends on such Series N Preferred Stock is, either (i) registered for resale under the Securities Act of 1933, as amended (the "Securities Act") or (ii) permitted to be sold pursuant to Rule 144 under the Securities Act and, with respect to any nonaffiliate of the Corporation, without any restriction applicable to such holder as to the number of shares of such Common Stock which can be sold pursuant to such rule. In the event of any delay of a Mandatory Conversion Date pursuant to the proviso contained in the immediately preceding sentence, the Corporation may not cause a mandatory redemption of the Series N Preferred Stock under this Article VII until the occurrence of an additional Mandatory Conversion Period and then only if the Company again complies with the terms of this Article VII.

                               VIII. Voting Rights

     In addition to any voting rights provided by law, the holders of shares of Series N Preferred Stock shall have the following rights:


                                                           Page 100 of 107 Pages
          A. So long as the Series N Preferred Stock is outstanding, each share of Series N Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Series N Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Series N Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Series N Preferred Stock is convertible on the record date for such vote.

          B. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power represented by the outstanding shares of Series N Preferred Stock, voting separately as a single class, shall be necessary to (i) increase the authorized number of shares of, or issue beyond the number of shares issued in that certain offering of Series N Preferred Stock to close on or about June 20, 1996 (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of, Series N Preferred Stock, (ii) authorize, adopt or approve an amendment to the Restated Certificate of Incorporation of the Corporation that would either (A) increase or decrease the aggregate number (or par value) of authorized shares of Series N Preferred Stock, (B) alter or change the powers, preferences or special rights of any shares of capital stock so as to affect the shares of Series N Preferred Stock adversely or (C) increase the rate or period of time at or for which dividends accrue on the Corporation's Series H Cumulative Convertible Preferred Stock, (iii) allow the Corporation to purchase any shares of Series N Preferred Stock when dividends on the Series N Preferred Stock are in arrears, or (iv) issue any shares of capital stock of the Corporation which is senior to the Series N Preferred Stock (either as to dividends or upon liquidation) (other than shares of the Corporation's Series L Cumulative Convertible Preferred Stock in order to pay dividends on the Series L Cumulative Convertible Preferred Stock pursuant to Article III.B of the Certificate of Designation for such preferred stock). The affirmative vote of holders of at least 66 2/3% of the voting power represented by the outstanding shares of Series N Preferred Stock, voting separately as a class, shall be necessary to issue any additional shares of Series N Preferred Stock.

          C. If on any date, (i) dividends or distributions payable on the Series N Preferred Stock shall have been in arrears and not paid in full with respect to two Dividend Payment Dates, or (ii) the Corporation shall have failed to satisfy its obligation to redeem shares of Series N Preferred Stock pursuant to Article V, then the number of directors constituting the Board of Directors shall, without further action, be increased by one and the holders of shares of Series N Preferred Stock shall have, in addition to the other voting rights as set forth herein, the exclusive right, voting separately as a single class, to

                                                           Page 101 of 107 Pages
elect the director of the Corporation to fill such newly created directorship, the remaining directors of the Corporation to be elected by the other classes of stock entitled to vote therefor (including the Series N Preferred Stock in accordance with Article VIII.A), at each meeting of stockholders held for the purpose of electing directors. Such additional director shall continue as a director and such additional voting rights shall continue until such time as (A) all dividends payable on the Series N Preferred Stock shall have been paid in full and (B) any redemption obligation provided in Article V which has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such additional director shall cease to be a director and such additional voting rights of the holders of Series N Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

          D. (i) The rights of holders of shares of Series N Preferred Stock to take any actions as provided in Paragraphs B and C of this Article VIII may be exercised at any annual meeting of stockholders or any special meeting of stockholders or holders of Series N Preferred

Stock held for such purposes as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series N Preferred Stock required to take such action.

     So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request addressed to the Secretary of the Corporation at the principal office of the Corporation of holders of record of twenty percent (20%) of the voting power represented by the outstanding shares of Series N Preferred Stock, shall call a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within thirty (30) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of stockholders.

          (ii) At each meeting of stockholders at which the holders of shares of Series N Preferred Stock shall have the right, voting separately as a single class, to elect a director of the Corporation as provided in this Article VIII or to take any action, the presence in person or by proxy of the holders of record of one-third of the voting power represented by the total number of shares of Series N Preferred Stock voting separately as a single class then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of Series N Preferred Stock shall not prevent the election of directors, other than any

                                                           Page 102 of 107 Pages
     director to be elected by the holders of Series N Preferred Stock and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of a director to be elected by the holders of shares of Series N Preferred Stock or the taking of any action as provided in this Article VIII; and

          (B) in the absence of a quorum of the holders of shares of Series N Preferred Stock, the holders of a majority of the voting power represented by such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series N Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in Paragraphs B and C of this
Section VIII by the holders of shares of Series N Preferred Stock, each such holder shall have the right to cast such number of votes as may be cast by the holder of the number of shares of Common Stock into which such Series N Preferred Stock is convertible as of any record date fixed for such purpose or, if no such date is fixed, at the close of business on the Trading Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Trading Day next preceding the day on which the meeting is held.

          E. Any director elected by the holders of shares of Series N Preferred Stock, as provided in Paragraph C of this Article VIII shall, unless his term shall expire earlier or be terminated in accordance with such Article VIII.C, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

               In case any vacancy shall occur with respect to the director elected by the holders of shares of Series N Preferred Stock, as provided in
Article VIII.C, such vacancy may be filled for the unexpired portion of the term by vote of the holders of Series N Preferred Stock then outstanding and entitled to vote for such directors, acting by written consent as herein provided, or at a special meeting of such holders called as provided herein.

               Any director elected by the holders of shares of Series N Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the voting power represented by the outstanding shares of Series N Preferred Stock. A special meeting of the holders of shares of Series N Preferred Stock may be called in accordance with the procedures set forth in subparagraph (i) of this Article VIII.E.

          F. Except as otherwise required by law, the holders of shares of

                                                           Page 103 of 107 Pages
Series N Preferred Stock shall have no voting rights except as set forth in this
Article VIII.

                             IX. Withholding Taxes.

          A. In the case of any holder of shares of Series N Preferred Stock that is a Foreign Person (as defined below), such Foreign Person shall, no later than one (1) business day prior to payment of any distribution in respect of the Series N Preferred Stock payable in Common Stock, including without limitation, dividends payable in Common Stock pursuant to Article III, deposit (the "Initial Deposit") with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (if any) (the "Withholding Tax") with respect to any such distribution; provided, however, that the provisions of this Article IX shall not apply to, and the Corporation shall be solely responsible for the payment of, any Withholding Tax with respect to dividends related to the fiscal year ended 1996. The amount of the Initial Deposit shall equal the amount that would be necessary to enable the Corporation to satisfy its withholding obligation at the applicable statutory withholding rate (or at a reduced withholding rate if the Corporation has received from such Foreign Person such certificates, documents or other evidence satisfactory to it or as otherwise may be required under the Internal Revenue Code of 1986, as amended, or treasury regulations promulgated thereunder, establishing that such distributions either are not subject to United States Federal withholding tax or are subject to tax at a rate reduced by an appropriate tax treaty (such evidence is collectively referred to herein as "Reduced Withholding Evidence")) as if the Common Stock being so distributed were valued at the Closing Price for such Common Stock on the third business day (the "Initial Deposit Notification Date") immediately preceding the scheduled date for the distribution to which such Withholding Tax relates. Prior to the Initial Deposit Notification Date with respect to a distribution, the Corporation shall notify each holder that is a Foreign Person of the number of shares which such holder shall receive in such distribution and remind such holder of its obligations under this Article IX. If the Corporation shall determine in advance that no Withholding Tax shall be payable with respect to a distribution on the Series N Preferred Stock, the Corporation shall so notify each holder that is a Foreign Person no later than the Initial Deposit Notification Date and no payment shall be due hereunder with respect to such distribution. In the event that a holder of Shares of Series N Preferred Stock fails to make an Initial Deposit required to be made under this
Article IX.A, the Corporation shall not be required to deliver to such holder the share certificates representing the dividends to which such Initial Deposit relates until such time as such holder remits the applicable payment to the Corporation. In the event the actual Withholding Tax with respect to any distribution differs from the amount of the Initial Deposit, the Corporation (in the case of any excess Initial Deposit) or the holder (in the case of any Initial Deposit deficiency (an "Initial Deposit Deficiency")) shall, no later

                                                           Page 104 of 107 Pages
than the fifth business day following the date of such distribution, pay such difference to the other. The Corporation shall not be required to deliver to any holder the share certificates representing the dividends with respect to, or effectuate any conversions of, any Series N Preferred Stock held by a holder at any time that such holder has failed to pay any Initial Deposit Deficiency (including, without limitation, any deficiency caused by a failure to make an Initial Deposit) due and payable hereunder unless the amount of such Initial Deposit Deficiency is then subject to a good faith dispute between the Corporation and the holder.

          B. For purposes of this Article IX, the term Foreign Person means a person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or political subdivision thereof, or
(iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                                           Page 105 of 107 Pages

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President this ___ day of June, 1996.


                                          GEOTEK COMMUNICATIONS, INC.


                                          By: ___________________________
                                              Yaron I. Eitan, President